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                                                                    EXHIBIT 10.2


                                ESCROW AGREEMENT


          ESCROW AGREEMENT dated as of the 22nd day of April, 2002 by and among Brightpoint, Inc., a Delaware corporation (the "Company"), Phillip A. Bounsall, an individual ("Bounsall") and Swidler Berlin Shereff Friedman, LLP, as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H

          WHEREAS, pursuant to that certain Separation and General Release Agreement dated as of the date hereof between the Company and Bounsall (the "Separation Agreement"), the Company is to make a lump sum cash payment to Bounsall in the amount of U.S. $500,000 (less taxes and other required deductions as set forth herein) on January 3, 2003 (the "Payment"), upon the terms and conditions set forth in the Separation Agreement; and

          WHEREAS, pursuant to the terms of the Separation Agreement, the Company is depositing Five Hundred Thousand Dollars ($500,000) in escrow with the Escrow Agent for the sole benefit of Bounsall on the date hereof to be held by the Escrow Agent subject to the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Each of the Company and Bounsall does hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment subject to the terms and conditions set forth herein.

     2. Upon the execution and delivery hereof, the Company will deposit with the Escrow Agent U.S. $500,000 (the "Deposit"), to be held in escrow subject to the terms and conditions hereof.

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     3. The Escrow Agent shall deliver the Deposit upon, and pursuant to, the written instructions as hereinafter set forth:

     On or before 12:00 Noon on January 1, 2003, New York City local time the Company shall send to Escrow Agent a written explanation of the amount of required taxes and other required deductions which shall be deducted by the Escrow Agent from the Deposit (the "Deduction") before making the Payout as hereinafter defined. On January 3, 2003, the Escrow Agent shall remit the Deduction to the Company by wire transfer and the Company shall deposit such monies on Bounsall's behalf as required by law.

     On January 3, 2003, the Escrow Agent shall remit the Payment to Bounsall by wire transfer (the "Payout") unless on or before 12:00 Noon on January 1, 2003, the Company shall have objected to such Payout by written notice of such detailed objection to the Escrow Agent with a copy to Bounsall (the "Company Notice") signed by the Company. The Company warrants that as of the date of this Agreement it is not aware of any basis to object to such Payout. The Company further agrees that the only basis upon which it may object to such Payout is the failure, after due notice, of Bounsall to honor the terms of the Separation Agreement between Bounsall and the Company or any other obligation which expressly survives according to the terms of the Separation Agreement.

          Upon delivery by the Escrow Agent of the Payout to Bounsall, this Escrow Agreement shall terminate, subject to the provisions of Section 9 hereof, which Section shall survive such termination.

     4. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall be under no obligation to refer to the Separation Agreement or any other documents between or among the parties related in any way to this Escrow Agreement.

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     5. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written instructions by the Company and/or Bounsall furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

     6. In the event that the Escrow Agent (1) (a) shall be uncertain as to its duties or rights hereunder; (b) shall receive a Company Objection prior to 12:00 Noon on January 1, 2003, New York City local time, or (c) shall resign pursuant to Section 8 hereof, and (2) does not receive joint written instructions regarding the disposition of the Deposit from the Company and Bounsall, then the Escrow Agent shall refrain from taking any action and its sole obligation shall be (i) to keep safely the Deposit held in escrow until it shall be directed otherwise by an order or judgment of a court of competent jurisdiction or (ii) to deliver the Deposit to a court of competent jurisdiction and commence an action for interpleader or its equivalent. The costs of the foregoing shall be borne by whichever of the Company and Bounsall is the non-prevailing party.

     7. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the cause of any loss to the Company or Bounsall. The Escrow Agent's responsibilities under this Escrow Agreement shall terminate upon its delivery of the Deposit in accordance with the provisions of Section 3 above or to a third party in accordance with the provisions of Section 6 above, and the Escrow Agent shall not be liable for any loss to the Company or Bounsall occurring thereafter. The Escrow Agent may consult with counsel of its own choice and, at its option, may act as its own counsel in connection herewith.

     8. The Escrow Agent may resign and/or be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect which date shall not be earlier than ten (10) days after the date of giving such

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notice. Upon the effectiveness of such resignation, the Escrow Agent shall dispose of the Deposit in accordance with the joint written instructions of the Company and Bounsall.

     9. Each of the Company and Bounsall hereby jointly and severally indemnifies the Escrow Agent for, and agrees to hold it harmless against, any loss, liability or expense, arising out of or in connection with this Escrow Agreement and carrying out its duties hereunder, including, without limitation, reasonable attorneys' fees and other costs and expenses of defending itself against any claim of liability, except to the extent such loss, liability or expense is the result of the Escrow Agent's willful misconduct or gross negligence; provided, however, that the foregoing provisions of this Section 9 shall not affect the rights and remedies of the Company and Bounsall as against each other. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     10. All notices and communications hereunder shall be in writing and shall be sent by registered mail, return receipt requested, air courier, personal delivery or verified facsimile, as follows:

                    If to the Escrow Agent:

                    Swidler Berlin Shereff Friedman, LLP
                    405 Lexington Avenue
                    New York, New York 10174
                    Attention: Andrew J. Levander Esq.
                    Fax: (212) 891-9441

                    If to the Company:

                    Brightpoint, Inc.
                    600 East 96th Street
                    Suite 575
                    Indianapolis, IN 46240
                    Attention: Steven E. Fivel, General Counsel
                    Fax: (317) 805-4139


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                    with a copy to

                    Blank Rome Tenzer Greenblatt LLP
                    405 Lexington Avenue
                    New York, New York 10174
                    Attn: Robert J. Mittman, Esq.
                    Fax: (212) 885-5001

                    If to Bounsall:

                    Phillip A. Bounsall
                    13842 Berenger Lane
                    Carmel, Indiana 46032
                    Fax: (317)815-5889

                    with a copy to:

                    Swidler Berlin Shereff Friedman, LLP
                    405 Lexington Avenue
                    New York, New York 10174
                    Attention: Andrew J. Levander Esq.
                    Fax: (212)891-9441

or to such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested, air courier, personal delivery, or verified facsimile, and any such notice or communication given in the manner specified in this Section 10 shall be deemed to have been duly given on the date received by the recipient party. In the event that the Escrow Agent, in its sole discretion, shall determine that any emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

     11. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties to be charged with such waiver, alteration, amendment or supplement.

     12. This Escrow Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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     13. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. Subject to Section 7 hereof, the Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or, subject to Section 5 hereof, written instructions given by the Company and/or Bounsall.

     15. The parties hereto acknowledge and agree that the Escrow Agent may represent Bounsall in connection with any dispute arising hereunder, under the Separation Agreement and/or any other matters. The Company waives the right to raise any claim of conflict or any claim of a similar nature in connection with such representation.

     16. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws and any action brought hereunder shall be brought exclusively in the Federal or state courts located in the State of New York, County of New York. With respect to any action brought hereunder in said courts, each party hereto (a) irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and (b) irrevocably consents to service of process in any manner permitted by applicable law and consents to the jurisdiction of said courts.

                  [Remainder of Page Intentionally Left Blank]









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          IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        BRIGHTPOINT, INC.



                                        By: /s/ Robert J. Laikin
                                            --------------------------
                                            Name: Robert J. Laikin
                                            Title: Chief Executive Officer


                                        BOUNSALL:


                                        /s/ Phillip A. Bounsall
                                        ------------------------------
                                        Phillip A. Bounsall


                                        ESCROW AGENT:

                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


                                        By: /s/ Andrew J. Levander
                                            --------------------------
                                            Andrew J. Levander Esq.







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